Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FIRST QUARTER FISCAL YEAR 2023
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS
CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.
As previously announced, the conference call will be held May 4, 2023 at 10:00 a.m. ET. These prepared remarks will not be read on the call.
Q1 Fiscal 2023 Summary (Quarter ended April 1, 2023)
•Revenue: $152.8 million
•Net income: $8.9 million, or 5.8% of revenue; non-GAAP net income: $9.4 million, or 6.1% of revenue
•Net income per diluted share: $1.23; non-GAAP net income per diluted share: $1.29
•Operating margin: 9.0%; non-GAAP operating margin: 9.0%
•Non-GAAP EBITDA: $16.7 million, or 10.9% of revenue
•Effective tax rate: 29.2%; non-GAAP effective tax rate: 29.0%
•Utilization: 70%
•Consultant headcount at the end of Q1 of fiscal 2023: 972, which consists of 158 officers, 535 other senior staff and 279 junior staff
•Cash and cash equivalents: $35.5 million at April 1, 2023
•Revolving credit facility borrowing capacity: $94.3 million at April 1, 2023

Revenue
For Q1 of fiscal 2023, revenue was $152.8 million, compared with revenue of $148.4 million for Q1 of fiscal 2022.
Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Officers	158	149	146	145	146
Other Senior Staff	535	496	481	475	505
Junior Staff	279	294	284	243	227
Total	972	939	911	863	878

Utilization
For Q1 of fiscal 2023, companywide utilization was 70%, compared with 74% for Q1 fiscal 2022.
Client Reimbursables
For Q1 of fiscal 2023, client reimbursables were $14.0 million, or 9.1% of revenue, compared with $16.2 million, or 10.9% of revenue, for Q1 of fiscal 2022.
Contingent Liability
For Q1 of fiscal 2023, the estimated value of the contingent consideration obligation increased from Q4 of fiscal 2022 by $0.02 million to $1.1 million. The change in the value of the contingent liability is recorded as an adjustment to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses
For Q1 of fiscal 2023, SG&A expenses were $28.4 million, or 18.6% of revenue, compared with $25.8 million, or 17.4% of revenue, for Q1 of fiscal 2022. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.3% of revenue for Q1 of fiscal 2023, compared with 3.0% in Q1 of fiscal 2022. Excluding these commissions, SG&A expenses were 16.2% of revenue for Q1 of fiscal 2023, compared with 14.4% in Q1 of fiscal 2022.

	Fiscal Quarter Ended
$ in 000’s	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
SG&A expenses	$28,372	18.6%	$25,817	17.4%
Less: commissions to non-employee experts	3,542	2.3%	4,496	3.0%
SG&A expenses excluding commissions	$24,830	16.2%	$21,321	14.4%
Depreciation & Amortization
For Q1 of fiscal 2023, depreciation and amortization expenses amounted to $2.9 million, or 1.9% of revenue, compared with $3.0 million, or 2.0% of revenue, for Q1 of fiscal 2022.
Forgivable Loan Amortization
For Q1 of fiscal 2023, forgivable loan amortization was $9.5 million, or 6.2% of revenue, compared with $7.8 million, or 5.3% of revenue, for Q1 of fiscal 2022.
Share-Based Compensation Expense
For Q1 of fiscal 2023, share-based compensation expense was approximately $0.9 million, or 0.6% of revenue, compared with $1.0 million, or 0.7% of revenue, for Q1 of fiscal 2022.
Operating Income
For Q1 of fiscal 2023, operating income was $13.7 million, or 9.0% of revenue, compared with operating income of $15.5 million, or 10.5% of revenue, for Q1 of fiscal 2022. Non-GAAP operating income was $13.7 million, or 9.0% of revenue, for Q1 of fiscal 2023, compared with $15.7 million, or 10.6% of revenue, for Q1 of fiscal 2022.

	Fiscal Quarter Ended
$ in 000’s	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Income from operations	$13,693	9.0%	$15,529	10.5%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	21	—%	—	—%
Acquisition-related costs	22	—%	171	0.1%
Non-GAAP income from operations	$13,736	9.0%	$15,700	10.6%
Interest Income (Expense), net
For Q1 of fiscal 2023, net interest expense was $0.6 million, or 0.4% of revenue, compared with net interest expense of $0.2 million, or 0.1% of revenue, for Q1 of fiscal 2022.
Foreign Currency Gains (Losses), net
For Q1 of fiscal 2023, net foreign currency losses were $0.5 million, or 0.3% of revenue, compared with net foreign currency gains of $0.2 million, or 0.1% of revenue, for Q1 of fiscal 2022.
Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.
Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		Non-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Tax Provision	$3,676	$4,094	$3,815	$4,100
Effective Tax Rate	29.2%	26.4%	29.0%	26.5%

	Fiscal Quarter Ended
$ in 000’s	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Income before provision for income taxes	$12,594	8.2%	$15,520	10.5%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	21	—%	—	—%
Acquisition-related costs	22	—%	171	0.1%
Foreign currency (gains) losses, net	528	0.3%	(199)	(0.1)%
Non-GAAP income before provision for income taxes	$13,165	8.6%	$15,492	10.4%

GAAP provision for income taxes	$3,676		$4,094
Tax effect on non-GAAP adjustments	139		6
Non-GAAP provision for income taxes	$3,815		$4,100
Net Income
For Q1 of fiscal 2023, net income was $8.9 million, or 5.8% of revenue, or $1.23 per diluted share, compared with net income of $11.4 million, or 7.7% of revenue, or $1.52 per diluted share, for Q1 of fiscal 2022. Non-GAAP net income for Q1 of fiscal 2023 was $9.4 million, or 6.1% of revenue, or $1.29 per diluted share, compared with $11.4 million, or 7.7% of revenue, or $1.51 per diluted share, for Q1 of fiscal 2022.
Non-GAAP EBITDA
For Q1 of fiscal 2023, non-GAAP EBITDA was $16.7 million, or 10.9% of revenue, compared with $18.7 million, or 12.6% of revenue, for Q1 of fiscal 2022.
Constant Currency Basis
For Q1 of fiscal 2023, revenue was $152.8 million, and net income was $8.9 million, or 5.8% of revenue, or $1.23 per diluted share. On a constant currency basis relative to Q1 of fiscal 2022, Q1 of fiscal 2023 revenue would have been higher by $3.1 million to $155.9 million, GAAP net income would have increased by $0.8 million to $9.7 million, or 6.2% of revenue, and earnings per diluted share would have increased by $0.11 to $1.34 per diluted share.
For Q1 of fiscal 2023, revenue was $152.8 million, and non-GAAP net income was $9.4 million, or 6.1% of revenue, or $1.29 per diluted share. On a constant currency basis relative to Q1 of fiscal 2022, Q1 of fiscal 2023 revenue would have been higher by $3.1 million to $155.9 million, non-GAAP net income would have increased by $0.8 million to $10.1 million, or 6.5% of revenue, non-GAAP earnings per diluted share would have increased by $0.10 to $1.39 per diluted share, and non-GAAP EBITDA would have increased by $1.1 million to $17.7 million, or 11.4% of revenue.
A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.
Key Balance Sheet Metrics
Billed and unbilled receivables at April 1, 2023 were $197.2 million, compared with $173.7 million at April 2, 2022. Current liabilities at April 1, 2023 were $253.8 million, compared with $208.9 million at April 2, 2022.
Total Days Sales Outstanding, or DSO, for Q1 of fiscal 2023 was 112 days, consisting of 70 days of billed and 42 days of unbilled. This compares with 99 days reported for Q1 of fiscal 2022, consisting of 59 days of billed and 40 days of unbilled.
Cash and Cash Flow
Cash and cash equivalents was $35.5 million at April 1, 2023, compared with $43.7 million at April 2, 2022.
Net cash used in operating activities for Q1 of fiscal 2023 was $70.1 million, compared with net cash used in operating activities of $61.8 million for Q1 of fiscal 2022.
As of April 1, 2023, outstanding borrowings under CRA’s revolving credit facility amounted to $100.0 million. At April 2, 2022, outstanding borrowings under CRA’s revolving credit facility amounted to $60.0 million.
Capital expenditures totaled $0.5 million for Q1 of fiscal 2023, compared with $1.3 million for Q1 of fiscal 2022.
CRA repurchased approximately 181,000 shares of its common stock during Q1 of fiscal 2023 for $20.6 million, compared with Q1 of fiscal 2022, when approximately 57,000 shares of common stock were repurchased for $5.0 million.

A quarterly cash dividend of $0.36 per common share, for total dividends and dividend equivalents of $2.7 million was paid in Q1 of fiscal 2023, compared with a quarterly cash dividend of $0.31 per common share, for total dividends and dividend equivalents of $2.4 million paid in Q1 of fiscal 2022.
GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the years ended December 31, 2022 and January 1, 2022 from its audited financial statements appearing on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 2, 2023. The condensed consolidated statement of cash flow data for the second and third quarters of fiscal year 2021 and the first, second, and third quarters of fiscal year 2022 and the first quarter of fiscal year 2023 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended December 31, 2022 and January 1, 2022 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2023	2023	2022	2022	2022
Net cash provided by (used in) operating activities	$16,908	$(70,051)	$60,136	$43,797	$(16,974)
Net cash used in investing activities	(7,312)	(1,132)	(4,981)	(932)	(267)
Net cash provided by (used in) financing activities	(16,215)	74,848	(48,212)	(32,840)	(10,011)
Effect of foreign exchange rates on cash and cash equivalents	(1,564)	407	411	(1,553)	(829)
Net increase (decrease) in cash and cash equivalents	$(8,183)	$4,072	$7,354	$8,472	$(28,081)
Cash and cash equivalents at beginning of period	43,702	31,447	24,093	15,621	43,702
Cash and cash equivalents at end of period	$35,519	$35,519	$31,447	$24,093	$15,621

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2022	2022	2021	2021	2021
Net cash provided by (used in) operating activities	$53,708	$(61,838)	$61,795	$50,126	$3,625
Net cash used in investing activities	(13,916)	(11,985)	(893)	(560)	(478)
Net cash provided by (used in) financing activities	(26,347)	52,111	(14,173)	(43,428)	(20,857)
Effect of foreign exchange rates on cash and cash equivalents	(1,372)	(716)	(264)	(450)	58
Net increase (decrease) in cash and cash equivalents	$12,073	$(22,428)	$46,465	$5,688	$(17,652)
Cash and cash equivalents at beginning of period	31,629	66,130	19,665	13,977	31,629
Cash and cash equivalents at end of period	$43,702	$43,702	$66,130	$19,665	$13,977

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2023	2023	2022	2022	2022
GAAP net cash provided by (used in) operating activities	$16,908	$(70,051)	$60,136	$43,797	$(16,974)
Forgivable loan advances	43,026	16,842	9,517	3,313	13,354
Forgivable loan repayments	(641)	(616)	—	—	(25)
Other non-recurring cash items (1)	213	22	69	30	92
Adjusted net cash flows from operations	$59,506	$(53,803)	$69,722	$47,140	$(3,553)

Net revenue	$595,364	$152,845	$144,976	$148,441	$149,102

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	2.8%	(45.8)%	41.5%	29.5%	(11.4)%
Adjusted net cash flows from operations as a percentage of net revenue	10.0%	(35.2)%	48.1%	31.8%	(2.4)%

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2022	2022	2021	2021	2021
GAAP net cash provided by (used in) operating activities	$53,708	$(61,838)	$61,795	$50,126	$3,625
Forgivable loan advances	21,178	8,800	4,893	5,105	2,380
Forgivable loan repayments	(69)	—	(69)	—	—
Other non-recurring cash items (1)	111	111	—	—	—
Adjusted net cash flows from operations	$74,928	$(52,927)	$66,619	$55,231	$6,005

Net revenue	$567,797	$148,382	$134,766	$136,412	$148,237

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	9.5%	(41.7)%	45.9%	36.7%	2.4%
Adjusted net cash flows from operations as a percentage of net revenue	13.2%	(35.7)%	49.4%	40.5%	4.1%
(1) Other non-recurring cash items includes acquisition-related costs.
NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes, SG&A expenses excluding commissions and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. Non-GAAP net income, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
APRIL 1, 2023 COMPARED TO APRIL 2, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Revenues	$152,845	100.0%	$148,382	100.0%
Cost of services (exclusive of depreciation and amortization)	107,837	70.6%	104,060	70.1%
Selling, general and administrative expenses	28,372	18.6%	25,817	17.4%
Depreciation and amortization	2,943	1.9%	2,976	2.0%
Income from operations	13,693	9.0%	15,529	10.5%

Interest expense, net	(571)	-0.4%	(208)	-0.1%
Foreign currency gains (losses), net	(528)	-0.3%	199	0.1%
Income before provision for income taxes	12,594	8.2%	15,520	10.5%
Provision for income taxes	3,676	2.4%	4,094	2.8%
Net income	$8,918	5.8%	$11,426	7.7%

Net income per share:
Basic	$1.25		$1.55
Diluted	$1.23		$1.52

Weighted average number of shares outstanding:
Basic	7,119		7,360
Diluted	7,252		7,503

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 1, 2023 COMPARED TO APRIL 2, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Revenues	$152,845	100.0%	$148,382	100.0%

Net income	$8,918	5.8%	$11,426	7.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	21	—%	—	—%
Acquisition-related costs	22	—%	171	0.1%
Foreign currency (gains) losses, net	528	0.3%	(199)	-0.1%
Tax effect on adjustments	(139)	-0.1%	(6)	—%
Non-GAAP net income	$9,350	6.1%	$11,392	7.7%

Non-GAAP net income per share:
Basic	$1.31		$1.54
Diluted	$1.29		$1.51

Weighted average number of shares outstanding:
Basic	7,119		7,360
Diluted	7,252		7,503

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 1, 2023 COMPARED TO APRIL 2, 2022
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Revenues	$152,845	100.0%	$148,382	100.0%

Net income	$8,918	5.8%	$11,426	7.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	21	—%	—	—%
Acquisition-related costs	22	—%	171	0.1%
Foreign currency (gains) losses, net	528	0.3%	(199)	-0.1%
Tax effect on adjustments	(139)	-0.1%	(6)	—%
Non-GAAP net income	$9,350	6.1%	$11,392	7.7%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	571	0.4%	208	0.1%
Provision for income taxes	3,815	2.5%	4,100	2.8%
Depreciation and amortization	2,943	1.9%	2,976	2.0%
Non-GAAP EBITDA	$16,679	10.9%	$18,676	12.6%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$35,519	$31,447
Accounts receivable and unbilled services, net	197,222	194,987
Other current assets	25,544	22,426
Total current assets	258,285	248,860

Property and equipment, net	43,734	45,582
Goodwill and intangible assets, net	101,809	101,510
Right-of-use assets	93,610	96,725
Other assets	64,618	58,240
Total assets	$562,056	$550,917

Liabilities and Shareholders’ Equity
Accounts payable	$22,846	$27,584
Accrued expenses	104,413	155,864
Current portion of lease liabilities	16,164	15,972
Revolving line of credit	100,000	—
Other current liabilities	10,348	17,705
Total current liabilities	253,771	217,125
Non-current portion of lease liabilities	101,921	106,008
Other non-current liabilities	9,580	16,630
Total liabilities	365,272	339,763

Total shareholders’ equity	196,784	211,154
Total liabilities and shareholders’ equity	$562,056	$550,917

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Operating activities:
Net income	$8,918	$11,426
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	7,197	7,086
Accounts receivable and unbilled services	(1,353)	(7,110)
Working capital items, net	(84,813)	(73,240)
Net cash used in operating activities	(70,051)	(61,838)

Investing activities:
Purchases of property and equipment, net	(562)	(1,346)
Consideration paid for acquisition, net	(570)	(10,639)
Net cash used in investing activities	(1,132)	(11,985)

Financing activities:
Issuance of common stock, principally stock options exercises	—	341
Borrowings under revolving line of credit	105,000	60,000
Repayments under revolving line of credit	(5,000)	—
Tax withholding payments reimbursed by shares	(1,873)	(897)
Cash dividends paid	(2,702)	(2,377)
Repurchase of common stock	(20,577)	(4,956)
Net cash provided by financing activities	74,848	52,111

Effect of foreign exchange rates on cash and cash equivalents	407	(716)

Net increase (decrease) in cash and cash equivalents	4,072	(22,428)
Cash and cash equivalents at beginning of period	31,447	66,130
Cash and cash equivalents at end of period	$35,519	$43,702

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$23	$(211)
Excise tax on share repurchases	$(173)	$—
Right-of-use assets obtained in exchange for lease obligations	$—	$1,210
Supplemental cash flow information:
Cash paid for taxes	$1,081	$1,622
Cash paid for interest	$124	$97
Cash paid for amounts included in operating lease liabilities	$5,474	$5,285